                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------


                                  FORM 8-K/A

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  January 29, 1999
                                                   ----------------

                            SMTEK INTERNATIONAL, INC.
             --------------------------------------------------
             (Exact name of Registrant as Specified in Charter)


         Delaware                       1-8101              33-0213512
-----------------------------        ------------       ----------------
(State or Other Jurisdiction         (Commission        (IRS Employer
of Incorporation)                    File Number)       Identification No.)


  2151 Anchor Court, Thousand Oaks, California                    91320
---------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code:  (805) 376-2595


                           DDL Electronics, Inc.
---------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

     This report is an amendment to the Registrant's report on Form 8-K dated January 29, 1999 that was filed with the Securities and Exchange Commission on February 16, 1999 (the "Initial Form 8-K Report"). This amending report contains the required audited financial statements and unaudited pro forma financial information referenced previously in the Initial Form 8-K Report.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (a) Financial Statements:

        The audited financial statements of Technetics, Inc. for the years ended December 31, 1998 and 1997, including the report thereon of Levitz, Zacks & Ciceric, independent public accountants, are attached hereto as pages F-1 through F-16.

    (b) Pro Forma Financial Information:

        The unaudited pro forma condensed consolidated balance sheet of SMTEK International, Inc. ("SMTEK") and Technetics, Inc. ("Technetics") as of December 31, 1998, and the unaudited pro forma condensed consolidated statements of operations of SMTEK and Technetics for the year ended June 30, 1998 and the six months ended December 31, 1998, are attached hereto as pages F-17 through F-23.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


       April 14, 1999                        /s/ RICHARD K. VITELLE
----------------------------------        ---------------------------------
           Date                                Richard K. Vitelle
                                               Vice President -Finance
                                               (Principal Financial Officer)

                      INDEPENDENT AUDITOR'S REPORT


Board of Directors
Technetics, Inc.
El Cajon, California

      We have audited the accompanying balance sheets of Technetics, Inc. as of December 31, 1998 and 1997, and the related statements of operations and retained deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technetics, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

      As more fully discussed in Note 9, a change in ownership occurred on January 29, 1999.




/s/ LEVITZ, ZACKS & CICERIC

San Diego, California
February 15, 1999

                             TECHNETICS, INC.
                              Balance Sheets
                        December 31, 1998 and 1997


                                  ASSETS

                                                    1998            1997
                                                    ----            ----
Current Assets:
  Cash                                         $   350,941      $    31,501
  Accounts receivable                              474,646        1,037,161
  Inventories                                      478,624          878,853
  Prepaid expenses                                  68,969           30,511
                                               -----------      -----------
      Total current assets                       1,373,180        1,978,026

Property and equipment, net                      1,191,119          745,024
Other assets                                        90,092           18,101
                                               -----------      -----------
      Total assets                             $ 2,654,391      $ 2,741,151
                                               ===========      ===========


                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses         $  439,210      $ 1,011,234
  Current portion of long-term debt                170,900          192,381
  Current portion of obligation
    under capital leases                           189,532           27,744
  Deferred income                                  161,326              -0-
                                               -----------      -----------
      Total current liabilities                    960,968        1,231,359

Long-term debt, less current portion               951,635        1,596,902
Obligation under capital leases,
  less current portion                             530,812           69,865
                                               -----------      -----------
      Total liabilities                          2,443,415        2,898,126
                                               -----------      -----------
Stockholders' Equity:
  Common stock - no par value;
    1,000,000 shares authorized;
    202,228 shares issued and outstanding          228,993          228,993
  Additional paid-in capital                       699,710          699,710
  Retained deficit                                (717,727)      (1,085,678)
                                               -----------      -----------
      Total stockholders' equity                   210,976         (156,975)
                                               -----------      -----------
      Total liabilities and
        stockholders' equity                   $ 2,654,391      $ 2,741,151
                                               ===========      ===========


              See accompanying notes to financial statements.

                             TECHNETICS, INC.
               Statements of Operations and Retained Deficit
                  Years Ended December 31, 1998 and 1997



                                                   1998             1997
                                                   ----             ----

Sales                                          $ 7,457,228      $ 5,580,074
Cost of sales                                    6,093,741        4,046,464
                                               -----------      -----------
      Gross profit                               1,363,487        1,533,610

Selling, general and administrative
  expenses (including rent expense paid
  to a related party of $110,865 in 1998
  and $46,983 in 1997)                             795,047          922,128
                                               -----------      -----------
      Income from operations                       568,440          611,482

Other income (expense):
  Other income                                     16,960            38,867
  Interest expense                               (197,176)         (180,060)
  Factoring cost - sale of receivables                -0-           (70,600)
  Other expenses                                  (13,273)           (9,656)
                                              -----------       -----------
      Income before income taxes                  374,951           390,033

Income tax expense                                 (7,000)           (1,600)
                                              -----------       -----------
      Net income                                  367,951           388,433


Retained deficit, beginning of year            (1,085,678)       (1,474,111)
                                              -----------       -----------

Retained deficit, end of year                 $  (717,727)      $(1,085,678)
                                              ===========       ===========

Net income per share, basic and diluted            $ 1.82            $ 1.92
                                                   ======            ======











              See accompanying notes to financial statements.

                             TECHNETICS, INC.
                          Statements of Cash Flows
                  Years Ended December 31, 1998 and 1997



                                                   1998             1997
                                                   ----             ----
Cash flows from operating activities:
  Cash received from customers                 $ 8,168,069      $ 5,548,104
  Cash paid to suppliers and employees          (6,898,428)      (5,244,379)
  Interest paid                                   (197,176)        (180,059)
  Other income (expense), net                       (2,682)         (41,390)
  Income taxes paid                                 (1,600)          (1,600)
                                               -----------      -----------
      Net cash provided by operating
       activities                                1,068,183           80,676
                                               -----------      -----------
Cash flows from investing activities:
  Purchases of property and equipment              (38,831)         (10,951)
  Proceeds from disposition of equipment             6,369              -0-
                                               -----------      -----------
      Net cash used in investing activities        (32,462)         (10,951)
                                               -----------      -----------
Cash flows from financing activities:
  Net advances on long-term debt                       -0-           17,453
  Payments on long-term debt                      (666,748)        (177,510)
  Proceeds from capital leases                      44,450              -0-
  Payments on capital leases                       (93,983)         (25,471)
                                               -----------      -----------
      Net cash used in financing activities       (716,281)        (185,528)
                                               -----------      -----------
      Net increase (decrease) in cash              319,440         (115,803)

Cash, beginning of year                             31,501          147,304
                                               -----------      -----------
Cash, end of year                              $   350,941      $    31,501
                                               ===========      ===========
















              See accompanying notes to financial statements.

                            TECHNETICS, INC.
                        Statements of Cash Flows
                Years Ended December 31, 1998 and 1997
                              (Continued)



                                                   1998              1997
                                                   ----              ----
Reconciliation of net income to net
 cash provided by operating activities:
  Net income                                  $   367,951        $  388,433

  Adjustments to reconcile net income to net cash provided by operating activities:

    Depreciation and amortization                 265,004           269,199
    Gain on disposition of equipment               (6,369)              -0-

   (Increase) decrease in:
      Accounts receivable                         562,515           (31,970)
      Inventories                                 400,229          (348,751)
      Prepaid expenses and other assets          (110,449)              508

    Increase (decrease) in:
      Accounts payable and accrued expenses      (572,024)         (196,743)
      Deferred income                             161,326               -0-
                                                ---------         ---------
        Net cash provided by
         operating activities                 $ 1,068,183        $   80,676
                                              ===========        ===========


Supplemental disclosure of noncash investing and financing activities:

    The Company retired $490,000 of debt with new financing in 1997.

    The Company financed the purchase of equipment by incurring capital lease obligations of $672,268 in 1998.















              See accompanying notes to financial statements.

                             TECHNETICS, INC.
                       Notes to Financial Statements
                  Years Ended December 31, 1998 and 1997



Note 1.   THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT
          ACCOUNTING POLICIES

          Technetics, Inc. (the Company) manufactures electronic controls and test instruments, fare collection devices and other products which it sells to aerospace companies, manufacturers and governmental agencies. Work is performed primarily under fixed price and cost reimbursement contracts. The Company grants unsecured credit to its customers which are located primarily in the United States. The Company operates in one reportable operating segment.

          Revenue Recognition

          The Company recognizes revenue when the product is shipped to the customer. Cost reimbursement contracts are subject to audit and adjustment by negotiations between the Company and the U.S. Government. The Company does not anticipate significant adjustments to cost reimbursement contracts based on previous experience. Contract revenues are recorded in amounts which are expected to be realized upon final settlement. Anticipated losses are charged to operations as soon as such losses can be estimated. Because of the inherent uncertainties in estimating contract costs and revenues, it is reasonably possible that the Company's estimates will change in the near term.

          Deferred Income

          Deferred income represents amounts received in excess of revenues earned on a fixed price contract.

          Cash Concentrations

          The Company maintains cash deposits with a bank that at times exceed the federally- insured limit of $100,000.

          Inventories

          Inventories are stated primarily at the lower of average cost or net realizable value. Cost includes material, labor and an allocation of overhead. Writedowns to net realizable value of approximately $540,000 are included in cost of sales in 1998.

                             TECHNETICS, INC.
                       Notes to Financial Statements
                               (Continued)
                  Years Ended December 31, 1998 and 1997


Note 1.   THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT
          ACCOUNTING POLICIES (continued)

          Property and Equipment

          Property and equipment, including renewals and betterments, are stated at cost. Depreciation and amortization are based on the straight-line method over estimated useful lives of five to nine years. Amortization of equipment held under capital leases is recorded using the straight-line method over the shorter of the lease term or the assets' useful life and is included with depreciation and amortization expense. Repairs and maintenance are charged to expense as incurred.

          Income Taxes

          The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Reclassifications

          Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation.

                             TECHNETICS, INC.
                       Notes to Financial Statements
                               (Continued)
                  Years Ended December 31, 1998 and 1997


Note 1.   THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT
          ACCOUNTING POLICIES (continued)

          Recently Issued Accounting Standards

          SFAS No. 130, Reporting Comprehensive Income (SFAS No. 130), which is effective for fiscal years beginning after December 15, 1997, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized.

          Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including unrealized gains and losses on investments, are reported net of their related tax effect to arrive at comprehensive income. The Company adopted SFAS No. 130 in 1998. To date, comprehensive income equals net income as reported.


Note 2.   COMPOSITION OF CERTAIN FINANCIAL STATEMENT BALANCES

                                                      1998           1997
                                                      ----           ----
          Accounts Receivable
          -------------------
          Trade receivables                      $  487,646     $  855,137
          Receivable from U.S. government on
           cost reimbursement contract                  -0-        189,293
                                                 ----------      ---------
                                                    487,646      1,044,430

          Less allowance for doubtful accounts      (13,000)        (7,269)
                                                 ----------     ----------

                                                 $  474,646     $1,037,161
                                                 ==========     ==========

                            TECHNETICS, INC.
                       Notes to Financial Statements
                               (Continued)
                  Years Ended December 31, 1998 and 1997


Note 2.   COMPOSITION OF CERTAIN FINANCIAL STATEMENT BALANCES
          (continued)

                                                      1998           1997
                                                      ----           ----
          Inventories
          -----------
          Parts                                   $  186,554     $  464,671
          Work in process                            218,419        392,630
          Finished goods                              73,651         21,552
                                                  ----------     ----------

                                                  $  478,624     $  878,853
                                                  ==========     ==========

          Property and Equipment, net
          ---------------------------
          Machinery and equipment                 $1,427,591     $1,416,217
          Equipment held under capital leases        763,998         91,730
          Leasehold improvements                     432,640        418,923
          Furniture and fixtures                     109,748        101,622
          Computer software                           36,444         33,589
          Vehicles                                     6,500         32,493
                                                  ----------    -----------
                                                   2,776,921      2,094,574
          Less accumulated depreciation
            and amortization (including
            approximately $109,508 in 1998 and
            $29,478 in 1997 for equipment held
            under capital leases)                 (1,585,802)    (1,349,550)
                                                  ----------     ----------

                                                  $1,191,119     $  745,024
                                                  ==========     ==========
          Accounts Payable and Accrued Expenses
          -------------------------------------
          Accounts payable                        $  169,005     $  719,168
          Accrued payroll and employee benefits      112,871        108,209
          Other accrued expenses                     151,934        183,857
          Accrued income taxes                         5,400            -0-
                                                  ----------     ----------

                                                  $  439,210     $1,011,234
                                                  ==========     ==========

                             TECHNETICS, INC.
                       Notes to Financial Statements
                               (Continued)
                  Years Ended December 31, 1998 and 1997

Note 3.   LONG-TERM DEBT
                                                       1998          1997
                                                       ----          ----
            Note payable to a bank in monthly
            installments of $6,642, including
            interest at prime plus 1.5%, through
            February 2011; collateralized by
            property and equipment and a deed of
            trust on the Company's facilities
            which are leased from a stockholder;
            guaranteed by the majority stockholder.   $ 569,022   $ 592,509

          Note payable to a bank under a $607,730
            revolving line of credit; interest at
            prime payable monthly; principal and
            interest due April 10, 2002;
            collateralized by securities owned by
            the majority stockholder.  The Company
            canceled the line of credit in
            connection with the change in ownership
            on January 29, 1999 (Note 9).                   -0-     507,453

          Note payable to former stockholder in
            monthly installments of $3,250 through
            July 1998 and $4,550 from August 1998
            through November 2009, including interest
            at an index rate plus 0.5%; collateralized
            by 61,549 issued but not outstanding
            shares of the Company's stock.              382,971     393,891

          Notes payable to a finance company in
            monthly installments of $7,980, including
            interest at 9.5%, through June 2000;
            collateralized by equipment.                134,481     213,507

          Note payable to former stockholder; currently
            due and payable including interest at an
            index rate plus 0.5%; collateralized by
            61,549 issued but not outstanding shares
            of the Company's stock.                      36,061      43,757

          Note payable to a finance company in
            monthly installments of $5,607, including
            interest at 8.5%, through July 1998;
            collateralized by equipment; guaranteed
            by the majority stockholder.                    -0-      38,166
                                                     ----------  ----------
                                                      1,122,535   1,789,283
       Less current portion                            (170,900)   (192,381)
                                                      ---------  ----------
       Long-term debt, less current portion           $ 951,635  $1,596,902
                                                      =========  ==========

                              TECHNETICS, INC.
                       Notes to Financial Statements
                               (Continued)
                  Years Ended December 31, 1998 and 1997


Note 3.   LONG-TERM DEBT (continued)

          Principal payments of long-term debt are due as follows:

                   1999                              $  170,900
                   2000                                  99,670
                   2001                                  57,517
                   2002                                  63,184
                   2003                                  69,411
                   Thereafter                           661,853
                                                     ----------
                                                     $1,122,535
                                                     ==========

Note 4.   INCOME TAXES

          Income tax expense consists of the following:
                                                         1998       1997
                                                         ----       ----
          Current expense excluding benefit from net
            operating loss carryforward              $(229,300)  $(149,800)
          Benefit from net operating loss
            carryforward                               222,300     148,200
                                                     ---------   ---------
              Total current expense                     (7,000)     (1,600)

          Deferred                                         -0-         -0-
                                                     ---------   ---------
              Income tax expense                     $  (7,000)  $  (1,600)
                                                     =========   =========

          A reconciliation between income tax expense based on applying federal statutory tax rates to pre-tax income and reported income tax expense is as follows:
                                                        1998         1997
                                                        ----         ----
          Expense based on applying federal
            statutory tax rates                      $(127,500)  $(132,600)
          State income tax expense, net of
            federal benefit                            (21,800)    (22,800)
          Benefit from net operating loss
            carryforward                               222,300     148,200
          Increase in deferred tax asset
            valuation allowance                       (123,500)        -0-
          Prior year adjustment                         39,500         -0-
          Other                                          4,000       5,600
                                                     ---------   ---------
              Income tax expense                     $  (7,000)  $  (1,600)
                                                     =========   =========

                             TECHNETICS, INC.
                       Notes to Financial Statements
                               (Continued)
                  Years Ended December 31, 1998 and 1997


Note 4.   INCOME TAXES (continued)

          Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1998 and 1997 are as follows:
                                                         1998        1997
                                                         ----        ----
          Deferred tax assets:
            Current:
              Inventory valuation allowances          $ 121,000   $  20,000
              Accrued vacation                           38,000      36,000
              Other                                      26,000       9,800
              State NOL carryforward                      5,000      62,000
              Federal NOL carryforward                      -0-     165,000
                                                      ---------   ---------
                                                        190,000     292,800
          Valuation allowance                          (171,000)   (269,800)
                                                      ---------   ---------
                                                         19,000      23,000
                                                      ---------   ---------
          Deferred tax liabilities:
            Current:
              State tax expense on temporary
                differences                             (15,000)    (23,000)
              Other                                      (4,000)        -0-
                                                      ---------   ---------
                                                        (19,000)    (23,000)
                                                      ---------   ---------
              Net deferred tax assets                 $     -0-   $     -0-
                                                      =========   =========


          A valuation allowance has been established to fully reserve the net deferred tax asset due to uncertainties as to its realizability.

          At December 31, 1998, the Company has a state tax net operating loss carryforward of approximately $60,000 expiring through 2001.

                             TECHNETICS, INC.
                       Notes to Financial Statements
                               (Continued)
                  Years Ended December 31, 1998 and 1997



Note 5.   LEASE COMMITMENTS

          Capital Leases

          The Company leases equipment under capital leases expiring at various dates through 2003. Certain capital leases are guaranteed by the majority stockholder.

          Future minimum payments under capital leases are due as follows:

               1999                                           $ 259,244
               2000                                             245,965
               2001                                             237,693
               2002                                             118,544
               2003                                              10,956
                                                              ---------
           Total minimum lease payments                         872,402
           Less amount representing interest                   (152,058)
                                                              ---------
           Present value of minimum lease payments              720,344

           Less current portion                                (189,532)
                                                              ---------
           Obligation under capital leases, less current
             portion                                           $530,812
                                                              =========

          Related Party Operating Lease

          The Company leases facilities from its majority stockholder under an operating lease which expires January 31, 2005. Rent expense under this lease was $110,865 and $46,983 in 1998 and 1997, respectively. The monthly rent was temporarily reduced during 1997. The lease payments are subject to annual cost-of-living adjustments. In connection with the change in ownership on January 29, 1999 (Note 9), the lease was amended to provide the Company the option to terminate the lease at the end of each year upon 90 days written notice to the lessor and the payment of an early termination fee equal to one month's rent.

          Other Operating Leases

          The Company leases equipment under operating leases. Rent expense for these leases was $49,963 and $55,040 in 1998 and 1997, respectively.

                             TECHNETICS, INC.
                       Notes to Financial Statements
                               (Continued)
                  Years Ended December 31, 1998 and 1997



Note 5.   LEASE COMMITMENTS (continued)

          Future minimum payments under noncancellable operating leases are due as follows:

                                        Related
                                        Party        Other
                                        Operating    Operating
                                        Lease        Leases   	    Total
                                        ---------    ---------    ---------
          1999                          $111,020    $ 12,548      $123,568
          2000                           111,020      12,548       123,568
          2001                           111,020       5,907       116,927
          2002                           111,020         -0-       111,020
          2003                           111,020         -0-       111,020
          Thereafter                     120,271         -0-       120,271
                                        --------    --------      --------
                                        $675,371     $31,003      $706,374
                                        ========    ========      ========
Note 6.   RETIREMENT PLAN

          The Company has a 401(k) profit sharing plan covering substantially all employees. The plan provides for discretionary employer contributions. Profit sharing expense was $32,536 and $13,600 for the years ended December 31, 1998 and 1997, respectively. In connection with the change in ownership (Note 9), the 401(k) profit sharing plan was terminated effective January 25, 1999.


Note 7.   BUSINESS CONCENTRATIONS

          Sales to the United States military comprised approximately 44% of revenues in 1998 and approximately 52% of revenues in 1997. Sales to three other major customers comprised approximately
          23% of revenues in 1998 and approximately 35% of revenues in 1997.

          Prior to December 1998, the Company was certified by the United States Small Business Administration (SBA) as a section
          8(a) disadvantaged minority small business.  Approximately
          2% of revenues in 1998 and approximately 52% of revenues in 1997 were related to the SBA section 8(a) program.

          At December 31, 1998, two customers individually comprised 20% and 17% of total trade account receivables.

                             TECHNETICS, INC.
                       Notes to Financial Statements
                               (Continued)
                  Years Ended December 31, 1998 and 1997



Note 8.   CONTINGENCIES

          The Company has agreed to indemnify certain stockholders against any losses resulting from (1) their guarantees of loans, leases, and contracts made for the benefit of the Company and (2) pledging their assets to secure such guarantees.

          The Company has an unused irrevocable standby letter of credit with a bank in connection with the purchase of inventory for $143,340 expiring August 17, 1999. If the letter of credit is used, the resulting debt would be due on demand or, if no demand is made, by October 14, 1999. Interest would be at the bank's index rate plus 2%. The debt would be guaranteed by a stockholder and secured by real property owned by the stockholder.

Note 9.   CHANGE IN OWNERSHIP

          On January 29, 1999, SMTEK International, Inc. acquired substantially all of the issued and outstanding stock of the Company for approximately $425,000 in cash and notes, subject to certain post-closing adjustments.

          In connection with this transaction, employee bonuses of approximately $50,000 will be recognized as an expense in January 1999.

Note 10.  FAIR VALUE OF FINANCIAL INSTRUMENTS

          The estimated fair value of the Company's financial instruments is as follows:
                                1998                        1997
                          -------------------        ------------------
                          Carrying      Fair         Carrying     Fair
                          Amount        Value        Amount    	   Value
                          --------    --------       --------    --------
     Assets:
       Cash               $350,941    $350,941       $ 31,501    $ 31,501

     Liabilities:
       Long-term debt
        including
        current portion  1,122,535   1,122,535      1,789,283   1,789,283

       Obligation under
        capital leases
        including current
        portion            720,344     720,344         97,609      97,609

                             TECHNETICS, INC.
                       Notes to Financial Statements
                               (Continued)
                  Years Ended December 31, 1998 and 1997



Note 10.  FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

          The fair value of long-term debt, including current portion, either approximates carrying value given the variable interest rates provided in the notes, or is estimated using interest rates currently available for similar issues.

          The fair value of obligation under capital leases, including current portion, is estimated using interest rates currently available for similar issues.

          The Company does not believe it is practicable to estimate the fair value of the guarantees of long-term debt and capital leases.

             DESCRIPTION OF UNAUDITED PRO FORMA CONDENSED FINANCIAL
                    STATEMENTS REFLECTING THE ACQUISITION OF
                   TECHNETICS, INC. BY SMTEK INTERNATIONAL, INC.


     On January 29, 1999, SMTEK acquired all of the outstanding stock of Technetics pursuant to a stock purchase agreement (the "Stock Purchase Agreement") dated January 24, 1999.

     The following unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the acquisition of Technetics, Inc. by SMTEK as if the transaction had taken place at December 31, 1998 for the pro forma condensed consolidated balance sheet and, in the case of the income statement data, as of July 1, 1997.

     At the closing on January 29, SMTEK paid the selling shareholders of Technetics cash of $275,000 and 8% notes in the aggregate principal amount of $150,000. The aggregate amount of the notes issued to the selling shareholders at closing represented Technetics' estimated shareholders' equity balance on the closing date, and is subject to upward or downward adjustment, as described in the Stock Purchase Agreement, based principally on Technetics' final adjusted shareholders' equity balance on January 29, 1999. In the accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet, the aggregate amount of the notes issued to the selling stockholders is assumed to be $161,000 instead of $150,000, because the transaction is assumed to be consummated as of December 31, 1998 rather than the January 29, 1999 closing date.

     SMTEK's fiscal year ends on June 30 and Technetics' fiscal year ends on December 31. The Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 1998 combines the results of SMTEK for such year with the results of Technetics for the 12 months ended June 30, 1998. The Pro Forma Condensed Consolidated Statement of Operations for the six months ended December 31, 1998 combines the results of SMTEK and Technetics for such six month period.

     The acquisition has been accounted for using the purchase method. In accordance with Accounting Principles Board Opinion No. 16, the purchase price will be allocated to the assets and liabilities acquired at their estimated fair values as of the January 29, 1999 acquisition date. The pro forma adjustments set forth in the following unaudited pro forma condensed financial information are estimated and may differ from the actual adjustments when they become known. Based on current information, SMTEK's management does not expect the final allocation of the purchase price to be materially different from that used in the following pro forma balance sheet and pro forma statements of operation.

     The unaudited pro forma financial information does not reflect certain cost savings that SMTEK management believes may be realized following the acquisition, and is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisition been consummated at any of the foregoing assumed dates, or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of SMTEK and Technetics.

                            SMTEK INTERNATIONAL, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              DECEMBER 31, 1998
                                 (Unaudited)
                                (In thousands)

                                     Historical                        Pro
                                --------------------    Pro Forma     Forma
                                 SMTEK    Technetics   Adjustments    Total
                                --------   -------     -----------    ------
ASSETS
Current assets:
  Cash and cash equivalents     $ 3,720     $  351    $  (309)(A)    $  3,762
  Accounts receivable, net       10,435        475                     10,910
  Costs and estimated
    earnings in excess of
    billings on uncompleted
    contracts, net of
    progress billings             7,763          0                      7,763
  Inventories                     3,348        478        (85)(B)       3,741
  Prepaid expenses                  279         69        (22)(B)         326
                                -------     ------    -------        --------
      Total current assets       25,545      1,373       (416)         26,502

Property and equipment, net       7,575      1,191       (290)(B)       8,476
Goodwill                          2,537                   731 (C)       3,268
Deposits and other assets           255         90                        345
                                -------     ------    -------        --------
                                $35,912     $2,654    $    25        $ 38,591
                                =======     ======    =======        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank line of credit payable   $ 3,882     $    0                   $  3,882
  Current portion of
    long-term debt                3,248        361                      3,609
  Accounts payable               12,341        439                     12,780
  Other current liabilities       3,370        161     $    75 (D)      3,606
                               --------     ------     -------       --------
   Total current liabilities     22,841        961          75         23,877
                               --------     ------     -------       --------
Long-term debt                    5,009      1,482         161 (A)      6,652
                               --------     ------     -------       --------

Stockholders' equity:
  Common stock and additional
    paid-in capital              32,500        929        (929)(E)     32,500
  Accumulated deficit           (23,854)      (718)        718 (E)    (23,854)
  Accumulated other
    comprehensive loss             (584)                                 (584)
                               --------     ------      -------       -------
  Total stockholders' equity      8,062        211        (211)         8,062
                               --------     ------     -------       --------
                               $ 35,912     $2,654     $    25       $ 38,591
                               ========     ======     =======       ========

                             SMTEK INTERNATIONAL, INC.
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)

(A) To record (i) cash paid to Technetics' selling shareholders at closing, (ii) cash assumed to be disbursed for transaction costs (comprised principally of legal and accounting fees) and (iii) issuance of notes payable to the selling shareholders for the remainder of the purchase price, as follows:

       Cash paid to Technetics shareholders at closing           $275

       Cash assumed to be disbursed for transaction costs
        of Technetics acquisition                                  34
                                                                 ----
          Total cash assumed to be disbursed                      309

       Issuance of 8% notes payable to shareholders               161
                                                                 ----
          Total acquisition cost                                 $470
                                                                 ====

     The aggregate amount of the notes payable is subject to adjustment as described in the Stock Purchase Agreement.

(B) To reduce the carrying value of Technetics' net assets to fair market value, as follows:

      Inventories                                              $  (85)
      Prepaid expenses                                            (22)
      Property and equipment                                     (290)
                                                                 ----
                                                                $(397)
                                                                =====

(C) To record as goodwill the excess of cost over the fair value of net assets acquired based on allocation of the acquisition cost, as follows:

       Fair market value of assets acquired                    $2,257

       Fair market value of liabilities acquired               (2,518)

       Excess of cost over fair value of net assets
        acquired (goodwill)                                       731
                                                               ------
          Total acquisition cost                               $  470
                                                               ======

(D) To accrue employee bonuses and other payroll related expenses that were contingent upon closing of the acquisition.

(E)  To eliminate historical equity balances of Technetics.

                             SMTEK INTERNATIONAL, INC.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                           YEAR ENDED JUNE 30, 1998
                                  (Unaudited)
                    (In thousands except per share amounts)

                                     Historical                        Pro
                                --------------------    Pro Forma     Forma
                                 SMTEK    Technetics   Adjustments    Total
                                --------   -------     -----------    ------
                                              (A)

Sales                            $53,265     $8,077                   $61,342
                                 -------     ------                   -------
Costs and expenses:
  Cost of goods sold              43,933      6,118                    50,051
  Administrative and selling       5,910        725                     6,635
  Amortization of goodwill         1,268          -     $   49 (B)      1,317
  Acquisition expenses               609 (C)      -                       609
                                 -------     ------     ------        -------

                                  51,720      6,843         49         58,612
                                 -------     ------    -------        -------

Operating income                   1,545      1,234        (49)         2,730
                                 -------     ------    -------        -------

Non-operating income (expense):
  Interest expense                (1,101)      (219)       (13)(D)     (1,333)
  Other income (expense)              49        (43)                        6
                                 -------     ------    -------        -------

                                  (1,052)      (262)       (13)        (1,327)
                                 -------     ------    -------        -------

Income before income taxes           493        972        (62)         1,403

Income tax provision                   -         (3)                       (3)
                                  -------    ------    -------        -------

Net income                        $   493     $ 969    $   (62)       $ 1,400
                                  =======    ======    =======        =======


Basic earnings per share          $  0.02                             $  0.05
                                  =======                             =======

Shares used in computing
 earnings per share                29,026                              29,026
                                  =======                             =======

                            SMTEK INTERNATIONAL, INC.
             NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1998
                               ($ in thousands)






(A) The revenues and expenses shown for Technetics are the historical amounts for the 12 months ended June 30, 1998. Technetics' results for this 12 month period were positively impacted by a large nonrecurring contract with the U.S. government which ended soon after the end of this period. Primarily for this reason, Technetics' results for the 12 months ended June 30, 1998 are not necessarily indicative of the operating results which Technetics can be expected to achieve in the future.



(B)  To amortize goodwill on a straight-line basis over 15 years       $ 49
                                                                       ====


(C) These acquisition expenses are not related to the acquisition of Technetics.



(D)  To record interest expense on the 8% notes payable
     issued to the selling shareholders of Technetics                  $ 13
                                                                       ====

                            SMTEK INTERNATIONAL, INC.
                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      SIX MONTHS ENDED DECEMBER 31, 1998
                                 (Unaudited)
                   (In thousands except per share amounts)


                                     Historical                        Pro
                                --------------------    Pro Forma     Forma
                                 SMTEK    Technetics   Adjustments    Total
                                --------   -------     -----------    ------

Sales                            $29,633     $2,997                   $32,630
                                 -------     ------                   -------
Costs and expenses:
  Cost of goods sold              24,930      2,647                    27,577
  Administrative and selling       3,255        427                     3,682
  Amortization of goodwill           634          -     $   25 (A)        659
                                 -------     ------     ------        -------

                                  28,819      3,074         25         31,918
                                 -------     ------    -------        -------

Operating income (loss)              814        (77)       (25)           712
                                 -------     ------    -------        -------

Non-operating income (expense):
  Interest expense                  (483)      (105)        (7) (B)      (595)
  Other income (expense)             161         74                       235
                                 -------     ------    -------        -------

                                    (322)       (31)        (7)          (360)
                                 -------     ------    -------        -------

Income loss before income taxes      492       (108)       (32)           352

Income tax provision                 (53)        (5)                      (58)
                                 -------     ------    -------        -------

Net income                       $   439     $ (113)   $   (32)       $   294
                                 =======     ======    =======        =======


Basic earnings per share          $  0.01                             $  0.01
                                  =======                             =======

Shares used in computing
 earnings per share                34,088                              34,088
                                  =======                             =======

                            SMTEK INTERNATIONAL, INC.
             NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED DECEMBER 31, 1998
                               ($ in thousands)






(A)  To amortize goodwill on a straight-line basis over 15 years       $ 25
                                                                       ====


(B)  To record interest expense on the 8% notes payable
     issued to the selling shareholders of Technetics                  $  7
                                                                       ====